EXHIBIT 99.2

FOR IMMEDIATE RELEASE
---------------------
NEWS RELEASE

                               CONTACT:
                               David Sklar
                               Aames Financial Corporation
                               (213) 210-5311
                                 or
                               Christine Reich
                               Ocwen Financial Corporation
                               Ocwen Asset Investment Corp.
                               (561) 681-8957
                                 or
                               Jeffrey Lloyd/Steve Hawkins
                               Sitrick And Company
                               (310) 788-2850



  OCWEN ASSET INVESTMENT CORP., AAMES FINANCIAL CORP. AND OCWEN FINANCIAL CORP. ANNOUNCE NEGOTIATION OF PURCHASE AND SALE OF SUBORDINATE RESIDUAL
       INTERESTS AND SPECIAL SERVICING OF UNDERLYING MORTGAGE LOANS

     WEST PALM BEACH, FL AND LOS ANGELES, CA, JANUARY 28, 1998 -- IN A JOINT STATEMENT ISSUED TODAY, OCWEN ASSET INVESTMENT CORP. (NASDAQ: OAIC), AAMES FINANCIAL CORPORATION (NYSE: AAM) AND OCWEN FINANCIAL CORPORATION (NYSE: OCN) announced that they have entered into a nonbinding letter of intent pursuant to which they are negotiating for OAIC to acquire subordinated residual interests with respect to up to $600 million of mortgage loans originated or acquired by Aames through the first quarter of 1998 and for OCN to assume responsibility for the special servicing of nonperforming loans underlying such residuals.

     As currently envisioned, OAIC would have the right to purchase such residuals at a predetermined price and upon predetermined terms which would be agreed by the parties in definitive agreements. In addition, OAIC would have the right to review and accept such loans in advance of their securitization, a mutually agreed upon third party would purchase and securitize the accepted loans, Aames would be the master servicer for the performing securitized loans and Ocwen Federal Bank FSB, a wholly-owned subsidiary of OCN, would be the special servicer for the nonperforming securitized loans.

     Cary H. Thompson, Chief Executive Officer of Aames, and William C. Erbey, Chairman of OAIC and Chairman and Chief Executive Officer of OCN, jointly stated: "We are very pleased to be negotiating a mutually beneficial relationship which is consistent with the strategies and objectives of all three companies." Mr. Thompson added, "This arrangement furthers Aames' new business strategy of focusing on whole loan sales to provide positive cash flow."


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     Mr. Erbey added, "OAIC believes that an advance arrangement to purchase these residual interests at a specified price and terms would be beneficial to OAIC and its investment objectives. Further, OCN is very pleased to be able to provide the special servicing in order to facilitate this arrangement."

     OAIC and Aames anticipate negotiating definitive agreements between them over the next several weeks with respect to such transactions. There can be no assurance that definitive agreements between the parties will be reached, and if reached, there can be no assurance that the terms and conditions set forth in such agreements will be satisfied or that the transactions will be consummated.

     Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act, as amended, including, but not limited to, the expected benefits of the transaction. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology. Actual results could differ materially from those indicated in such statements due to a variety of factors, including, but not limited to, changes in international, national, regional or local economic environments, competitive products and pricing, government fiscal and monetary policies, changes in prevailing interest rates, the course of negotiations, the inability of the parties to agree to material terms of the transaction or to fulfill contractual conditions (including obtaining appropriate Board approvals), the occurrence of material adverse changes in the business of either party, the inability to obtain a mutually acceptable third party to purchase and securitize the mortgage loans on mutually acceptable terms, a material change in factors inherent to the valuation and pricing of residual interests and other factors generally understood to affect the real estate acquisition, mortgage and leasing markets and security investments.
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